Exhibit 99.1

SolarWinds Announces Fourth Quarter and Full Year 2009 Results

•	Record quarterly total revenue of $33.0 million, 32% growth over Q4 2008

•	11th straight quarter of 40% or higher year-over-year maintenance revenue growth

•	GAAP diluted earnings per share of $0.09, Non-GAAP diluted earnings per share of $0.19

AUSTIN, Texas – February 8, 2010 – SolarWinds®, Inc. (NYSE: SWI), a leading provider of powerful and affordable IT management software to more than 90,000 customers worldwide, today reported results for its fourth quarter and fiscal year ended December 31, 2009.

Financial Results

SolarWinds reported record total revenue for the fourth quarter of 2009 of $33.0 million, a 32% increase over total revenue in the fourth quarter of 2008, and reported total revenue for the full year 2009 of $116.4 million, a 25% increase over total revenue for the full year 2008.

License revenue was $17.6 million in the fourth quarter of 2009, representing a 26% increase over license revenue in the fourth quarter of 2008. Maintenance revenue was $15.4 million in the fourth quarter of 2009, representing a 40% increase over maintenance revenue in the fourth quarter of 2008.

Non-GAAP operating income was $17.5 million in the fourth quarter of 2009, or 53% of revenue, compared to $13.3 million and 53% of revenue in the fourth quarter of 2008. Non-GAAP net income was $13.5 million and non-GAAP diluted earnings per share was $0.19 in the fourth quarter of 2009, compared to $7.3 million and $0.12 per share in the fourth quarter of 2008.

On a GAAP basis, operating income was $6.9 million and diluted earnings per share was $0.09 in the fourth quarter of 2009, compared to operating income of $11.3 million and diluted earnings per share of $0.09 in the fourth quarter of 2008. For the full year 2009, operating income was $43.8 million and diluted earnings per share was $0.52, compared to operating income of $42.0 million and diluted earnings per share of $0.35 for the full year 2008

Non-GAAP operating income was $61.7 million for the full year 2009, or 53% of revenue, compared to $48.8 million and 52% of revenue for the full year 2008. Non-GAAP net income was $42.5 million and Non-GAAP diluted earnings per share was $0.63 for the full year 2009 compared to $27.8 million and $0.47 for the full year 2008.

Non-GAAP net income and operating income exclude stock-based compensation expense, amortization of intangible assets, expenses related to the secondary offering of common stock by certain of our stockholders, lawsuit settlement and related legal fees, the write-off of debt issuance costs and the related tax impact of these items. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding to assume that the conversion of preferred stock in May 2009 occurred at the beginning of the applicable period.

Net cash provided by operating activities was $13.2 million in the fourth quarter of 2009, representing a 71% increase over net cash provided by operating activities in the fourth quarter of 2008. Net cash provided by operating activities was $49.2 million for the full year 2009, representing a 40% increase over net cash provided by operating activities for the full year 2008. Adjusted cash flow, which is defined as net cash provided by operating activities plus cash interest paid, cash taxes paid and lawsuit settlement and related legal fees, was $21.0 million in the fourth quarter of 2009 and $68.4 million for the full year 2009 as compared to $13.9 million and $57.3 million for the fourth quarter and full year of 2008, respectively.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

Recent Business Highlights

“The fourth quarter of 2009 was a strong quarter for SolarWinds, primarily due to a significant increase in interest and purchasing activity from commercial market customers, globally,” said Kevin Thompson, SolarWinds’ President, Chief Operating Officer and Chief Financial Officer. “The investments we have made over the past year in our product portfolio, coupled with the focus on our international sales and marketing efforts, have resulted in not only increased global demand for SolarWinds’ products, but also improved our ability to satisfy that demand.”

“2009 was an important year for SolarWinds,” added Mike Bennett, SolarWinds’ Chairman and Chief Executive Officer, “and our fourth quarter results and achievements are a reflection of investments and initiatives we made throughout the year in our people, products, operations and market awareness. As we continue to drive further demand for our products, we believe that we are well positioned to capitalize on that demand, and to quickly and seamlessly add capacity to our operations as needed.”

Other business highlights:

•

In December 2009, the outstanding litigation with a former employee, which has been previously disclosed in SolarWinds’ public filings, was completely and fully resolved. This resulted in settlement costs and related legal fees of $7.5 million in the fourth quarter.

•

SolarWinds released new versions of key products, including its most popular free tool, SolarWinds TFTP Server, and SolarWinds ipMonitor. SolarWinds also released updates to Orion Network Configuration Manager (NCM), Orion Application Performance Monitor (APM), and Orion IP Address Manager (IPAM).

•	In November, SolarWinds facilitated the secondary offering of 13.8 million shares of common stock by certain of its stockholders.

•

For the second year in a row, SolarWinds was chosen by Redmond magazine’s readers as the best Independent Software Vendor (ISV) and preferred performance management product over HP OpenView® in the 2009 Reader’s Choice Awards. SolarWinds Network Management Software was also named the ISV winner and preferred product in the “Best Network Management Product” category.

•	In January 2010, SolarWinds completed the acquisition of Tek-Tools, Inc., expanding its product offerings to include storage resource and virtualization management.

“Our commitment to providing the IT community with powerful, easy-to-use and affordable management solutions continues to be rewarded through broad market recognition and the trust our customers place in our products to help them manage mission-critical IT environments,” continued Kevin Thompson. “Over the course of 2010 and as we expand into new areas, we hope to continue to build on our reputation of delivering powerful, easy-to-use and effective products that address the immediate needs of our customers and the market.”

Financial Outlook

As of February 8, 2010, SolarWinds is providing its guidance for its first quarter of 2010 and its full year ending December 31, 2010. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, for the first quarter and full year 2010. These non-GAAP financial measures exclude, among other items mentioned previously, stock-based compensation expense and acquisition-related costs. SolarWinds cannot reasonably estimate the expected stock-based compensation expense for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to acquisitions are not something that SolarWinds can estimate because it is a function of what acquisitions, if any, are completed and what kinds of costs are incurred in connection with any such acquisitions.

Financial Outlook for Full Year 2010

SolarWinds management currently expects to achieve the following results for the full year 2010:

•	Total revenue in the range of $159.0–$164.0 million

•	Non-GAAP operating income of $77.5–$80.5 million

•	Non-GAAP net income of $54.0–$56.0 million

•	Non-GAAP diluted earnings per share of $0.72–$0. 75

•	Weighted average shares outstanding of approximately 74.8 million

Financial Outlook for the First Quarter of 2010

SolarWinds management currently expects to achieve the following results for the first quarter of 2010:

•	Total revenue in the range of $33.7–$34.7 million

•	Non-GAAP operating income of $16.2–$16.7 million

•	Non-GAAP net income of $11.3–$11.7 million

•	Non-GAAP diluted earnings per share of $0.15–$0.16

•	Weighted average shares outstanding of approximately 73.8 million

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CST (5:00pm EST/2:00pm PST). A live webcast of the event, a copy of this press release and any other financial and statistical information about the periods to be presented in the conference call will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in is available domestically at 888-554-1417 and internationally at +1-719-785-9447. It is recommended that participants access the webcast or dial into the call at least 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements relating to SolarWinds’ possible or assumed future results of operations, potential growth and market opportunities and SolarWinds’ ability to execute on such opportunities. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “hopes,” “will,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) the failure to integrate Tek-Tools and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; and (f) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-Q previously filed for the third quarter of 2009 and Form 10-K for the full year 2009 that we anticipate filing on or before February 28, 2010. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, adjusted EBITDA, adjusted cash flow and non-GAAP weighted average shares outstanding. Each of non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA exclude the impact of stock-based compensation expense, amortization of intangible assets, lawsuit settlement and related legal fees, secondary offerings expenses and acquisition costs from the comparable GAAP measure. Each of non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA also excludes the write-off of debt issuance costs and the tax benefits related to these items from the comparable GAAP measure. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its liquidity and performance by excluding certain expenses and expenditures that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use these non-GAAP measures to assess liquidity and operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance and liquidity to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense.

SolarWinds also believes that adjusted EBITDA and adjusted cash flow are useful liquidity measures for investors and security analysts. Adjusted EBITDA is also the performance measure for two of the key operational covenants used to assess SolarWinds’ ability to service the debt in its credit agreements. SolarWinds believes that adjusted EBITDA and adjusted cash flow provide useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and increasing cash balances.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, stock-based compensation expense, acquisition costs, interest expense and income tax expense that are excluded from these non-GAAP financial measures can have a material impact on net earnings. Furthermore, Adjusted EBITDA and adjusted cash flow does not reflect (a) interest expense, interest income or cash requirements for income taxes; (b) cash requirements for potential replacements of assets being depreciated or amortized in the future; (c) cash expenditures or future requirements for capital expenditures or other contractual commitments; (d) changes in, or cash requirements for, working capital needs; (e) cash payment for the one-time settlement of an outstanding lawsuit and related legal fees; or (f) the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, cash flow from operations or other measures of performance prepared in accordance with GAAP. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

About SolarWinds

SolarWinds provides powerful and affordable network management software to more than 90,000 customers worldwide – from Fortune 500 enterprises to small businesses. Focused on the real-world needs of network professionals, SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to manage today’s complex network environments. SolarWinds’ growing online community, thwack, offers users problem-solving and technology-sharing for all of SolarWinds’ products.

SolarWinds, thwack and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors: Jason Ream Phone: 512.682.9680 ir@solarwinds.com	Media: Tiffany Nels Phone: 512.682.9545 pr@solarwinds.com

SolarWinds, Inc.

Consolidated Balance Sheets

(In thousands, except for per share information)

(unaudited)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$129,788	$40,566
Accounts receivable, net of allowances of $ 149 and $ 117 as of December 31, 2009 and December 31, 2008, respectively	15,786	13,722
Income tax receivable	109	728
Deferred taxes	252	40
Prepaid income taxes	4,675	—
Other current assets	2,116	1,420

Total current assets	152,726	56,476
Property and equipment, net	6,406	5,178
Debt issuance costs, net	399	1,101
Deferred taxes	2,078	1,847
Goodwill	15,444	15,745
Intangible assets and other, net	4,417	6,560

Total assets	$181,470	$86,907

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,293	$1,471
Accrued liabilities	4,928	3,284
Accrued interest payable	539	2,011
Income taxes payable	284	201
Current portion of deferred revenue	37,103	25,930
Current portion of capital lease obligations	9	25
Current portion of long-term debt	16,871	7,161

Total current liabilities	63,027	40,083
Long-term liabilities:
Deferred revenue, net of current portion	1,544	1,232
Capital lease obligations, net of current portion	—	10
Other long-term liabilities	607	188
Long-term debt, net of current portion	27,226	93,922

Total long-term liabilities	29,377	95,352

Total liabilities	92,404	135,435

Commitments and contingencies
Convertible preferred stock, $0.001 par value: no shares authorized and no shares issued and outstanding as of December 31, 2009 and 46,551,618 shares authorized and 27,000,003 shares issued and outstanding as of December 31, 2008	—	27
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 123,000,000 shares authorized and 66,502,098 and 28,166,656 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	67	28
Additional paid-in capital	123,083	15,166
Accumulated other comprehensive loss	(159)	(315)
Accumulated deficit	(33,925)	(63,434)

Total stockholders’ equity (deficit)	89,066	(48,555)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$181,470	$86,907

SolarWinds, Inc.

Consolidated Statements of Income

(In thousands, except for per share information)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenue:
License	$17,601	$13,916	$62,378	$55,461
Maintenance and other	15,378	10,981	54,068	37,674

Total revenue	32,979	24,897	116,446	93,135

Cost of license revenue	36	81	494	272
Cost of maintenance and other revenue	1,239	901	4,366	3,316

Gross profit	31,704	23,915	111,586	89,547

Operating expenses:
Sales and marketing	8,858	6,466	30,548	22,664
Research and development	3,032	2,203	11,199	8,452
General and administrative	12,911	3,978	26,038	16,464

Total operating expenses	24,801	12,647	67,785	47,580

Operating income	6,903	11,268	43,801	41,967

Other income (expense):
Interest income	42	128	267	528
Interest expense	(594)	(2,104)	(4,253)	(8,539)
Other income (expense)	178	(891)	90	(934)

Total other expense	(374)	(2,867)	(3,896)	(8,945)

Income before income taxes	6,529	8,401	39,905	33,022
Income tax expense (benefit)	(19)	2,761	10,396	10,717

Net income	6,548	5,640	29,509	22,305
Amount allocated to participating preferred stockholders	—	(2,761)	—	(10,922)

Net income available to common stockholders	$6,548	$2,879	$29,509	$11,383

Net income available to common stockholders per share:
Basic earnings per share available to common stockholders	$0.10	$0.10	$0.58	$0.40

Diluted earnings per share available to common stockholders	$0.09	$0.09	$0.52	$0.35

Weighted shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share available to common stockholders	65,661	28,157	51,042	28,137

Shares used in computation of diluted earnings per share available to common stockholders	71,935	33,380	56,824	32,652

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except for per share information)

(unaudited)

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$32,979	$—		$32,979	$24,897	$—		$24,897
Gross profit	31,704	57		31,761	23,915	75		23,990
Operating expenses	24,801	(10,577)		14,224	12,647	(1,932)		10,715

Operating income	6,903	10,634	(a)	17,537	11,268	2,007	(a)	13,275
Total other expense	(374)	—		(374)	(2,867)	—		(2,867)

Income before income taxes	6,529	10,634		17,163	8,401	2,007		10,408
Income tax expense (benefit)	(19)	3,679	(b)	3,660	2,761	393	(b)	3,154

Net income	$6,548	$6,955		$13,503	$5,640	$1,614		$7,254

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and other excluded expenses as follows:

Amortization of intangible assets:

	Three Months Ended December 31,
	2009	2008
Cost of license revenue	$30	$58
Sales and marketing	—	—
Research and development	—	—
General and administrative	81	26

Stock-based compensation expense:

	Three Months Ended December 31,
	2009	2008
Cost of maintenance revenue	$27	$17
Sales and marketing	515	414
Research and development	333	192
General and administrative	1,388	994

Other excluded expenses:

	Three Months Ended December 31,
	2009	2008
Lawsuit settlement and related legal fees	$7,480	$306
Secondary offering costs	720	—
Acquisition costs	60	—

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and other excluded expenses.

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except for per share information)

(unaudited)

	Year Ended December 31, 2009				Year Ended December 31, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$116,446	$—		$116,446	$93,135	$—		$93,135
Gross profit	111,586	559		112,145	89,547	295		89,842
Operating expenses	67,785	(17,352)		50,433	47,580	(6,548)		41,032

Operating income	43,801	17,911	(a)	61,712	41,967	6,843	(a)	48,810
Total other expense	(3,896)	428	(c)	(3,468)	(8,945)	—		(8,945)

Income before income taxes	39,905	18,339		58,244	33,022	6,843		39,865
Income tax expense	10,396	5,323	(b)	15,719	10,717	1,342	(b)	12,059

Net income	$29,509	$13,016		$42,525	$22,305	$5,501		$27,806

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and other excluded expenses as follows:

Amortization of intangible assets:

	Year Ended December 31,
	2009	2008
Cost of license revenue	$480	$232
Sales and marketing	—	—
Research and development	—	—
General and administrative	209	98

Stock-based compensation expense:

	Year Ended December 31,
	2009	2008
Cost of maintenance revenue	$79	$63
Sales and marketing	1,950	1,593
Research and development	1,151	755
General and administrative	4,711	3,509

Other excluded expenses:

	Year Ended December 31,
	2009	2008
Lawsuit settlement and related legal fees	$8,551	$593
Secondary offering costs	720	—
Acquisition costs	60	—

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense, write-off of debt issuance costs and other excluded expenses.
(c)	The amortization of debt issuance cost was decreased as a result of the lower outstanding principal balance due to the repayment of the long-term debt.

SolarWinds, Inc.

Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

(In thousands, except for per share information)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$6,548	$5,640	$29,509	$22,305
Reversal of intangible assets amortization	111	84	689	330
Reversal of stock-based compensation expense	2,263	1,617	7,891	5,920
Reversal of debt issuance costs write-off	—	—	428	—
Reversal of secondary offering costs	720	—	720	—
Reversal of lawsuit settlement costs and related legal fees	7,480	306	8,551	593
Reversal of acquisition related costs	60	—	60	—
Reversal of tax benefits associated with above adjustments	(3,679)	(393)	(5,323)	(1,342)

Non-GAAP net income	$13,503	$7,254	$42,525	$27,806

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	71,935	33,380	56,824	32,652
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock (a)	—	27,000	10,356	27,000

Non-GAAP weighted average shares used in computing non-GAAP diluted earnings per share (b)	71,935	60,380	67,180	59,652

Diluted earnings per share	$0.09	$0.09	$0.52	$0.35

Non-GAAP diluted earnings per share	$0.19	$0.12	$0.63	$0.47

(a)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.
(b)	If the company assumed the common shares issued in the IPO were issued as of the beginning of the comparable periods, or January 1, 2008, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 71,935 shares and $0.19 per share, respectively, and 70,104 shares and $0.10 per share, respectively, for the three months ended December 31, 2009 and 2008 and 70,924 shares and $0.60 per share, respectively, and 69,376 shares and $0.40 per share, respectively, for the year ended December 31, 2009 and 2008.

SolarWinds, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Reconciliation of Net Income to Adjusted EBITDA:

Net income	$6,548	$5,640	$29,509	$22,305
Interest expense, net	552	1,976	3,986	8,011
Income tax expense (benefit)	(19)	2,761	10,396	10,717
Depreciation and amortization	539	374	2,166	1,436
Lawsuit settlement and related legal fees	7,480	306	8,551	593
Stock-based compensation expense	2,263	1,617	7,891	5,920

Adjusted EBITDA	$17,363	$12,674	$62,499	$48,982

SolarWinds, Inc.

Reconciliation of Net Cash Provided by Operating Activities to

Adjusted Cash Flow

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow:

Net cash provided by operating activities	$13,204	$7,727	$49,225	$35,217
Cash paid for interest	574	1,804	4,976	8,619
Cash (received) paid for income taxes	(238)	4,090	5,665	12,879
Lawsuit settlement and related legal fees	7,480	306	8,551	593

Adjusted Cash Flow	$21,020	$13,927	$68,417	$57,308

SolarWinds, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$6,548	$5,640	$29,509	$22,305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	539	374	2,166	1,436
Provision for doubtful accounts	43	190	175	505
Stock-based compensation expense	2,263	1,617	7,891	5,920
Expenses paid by stockholder	2,100	—	2,100	—
Deferred taxes	(100)	(127)	(281)	(1,005)
Excess tax benefit from stock-based compensation	(6,522)	2	(8,734)	(83)
Other non-cash expenses	19	154	915	663
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	5,125	497	(2,099)	(3,553)
Income taxes receivable	(6)	(693)	613	(693)
Prepaid income taxes	(4,675)	—	(4,675)	—
Prepaid & other current assets	(30)	(349)	(673)	(846)
Accounts payable	1,091	(311)	1,791	(32)
Accrued liabilities	(291)	(1,168)	1,581	956
Accrued interest payable	(35)	208	(1,472)	(452)
Income taxes payable	5,087	(446)	9,078	(397)
Deferred revenue and other liabilities	2,048	2,139	11,340	10,493

Net cash provided by operating activities	13,204	7,727	49,225	35,217

Cash flows from investing activities
Purchases of property and equipment	(923)	(371)	(2,729)	(3,395)
Purchases of intangible assets	(96)	(58)	(401)	(349)
Decrease in restricted cash		1,000		1,000
Acquisition of businesses, net of cash acquired	—	(6,707)	(46)	(8,281)

Net cash used in investing activities	(1,019)	(6,136)	(3,176)	(11,025)

Cash flows from financing activities
Repayment of long-term debt	—	—	(56,986)	(1,417)
Exercise of stock options	5,833	57	8,518	227
Net cash proceeds from initial public offering	—	—	104,625	—
Interest on options exercised with note	—	—	—	15
Excess tax benefit from stock-based compensation	6,522	(2)	8,734	83
Repayments of capital lease obligations	(7)	(7)	(26)	(27)
Payments for offering costs	(249)	(160)	(1,745)	(2,092)
Earnout dividend paid	(20,000)	—	(20,000)	—
Proceeds from note receivable from stockholder	—	—	—	1,738
Proceeds from issuance of stock	—	—	—	13,640
Purchase of stock	—	—	—	(13,640)

Net cash provided by (used in) financing activities	(7,901)	(112)	43,120	(1,473)
Effect of exchange rate changes on cash and cash equivalents	(301)	(720)	53	(1,456)

Net increase in cash and cash equivalents	3,983	759	89,222	21,263
Cash and cash equivalents
Beginning of period	125,805	39,807	40,566	19,303

End of period	$129,788	$40,566	$129,788	$40,566

Supplemental disclosure of cash flow information
Cash paid for interest	$574	$1,804	$4,976	$8,619

Cash (received) paid for income taxes	$(238)	$4,090	$5,665	$12,879

Noncash investing and financing transactions
Capital lease termination and related asset write-off	$—	$—	$—	$412

Debt issuance costs write-off	$—	$—	$428	$—